Exhibit 23O

SSgA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of SSgA Funds (the “Trust”) do hereby severally constitute and appoint Gregory J. Lyons, Sandra G. Richardson, Mark E. Swanson, James E. Ross and Ellen M. Needham, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 33-19229 and 811-5430), and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth as of the date and in the capacity set forth below.

/s/ Lynn L. Anderson	Dated: July 30, 2009
Lynn L. Anderson, Trustee

/s/ Diane B. Glossman
Diane B. Glossman, Trustee	Dated: September 30, 2009

/s/ Shawn C.D. Johnson	Dated: July 14, 2009
Shawn C.D. Johnson, Trustee

/s/ Steven J. Mastrovich	Dated: July 14, 2009
Steven J. Mastrovich, Trustee

/s/ William L. Marshall	Dated: July 14, 2009
William L. Marshall, Trustee

/s/ Patrick J. Riley	Dated: July 14, 2009
Patrick J. Riley, Trustee

/s/ Richard D. Shirk	Dated: July 14, 2009
Richard D. Shirk, Trustee

/s/ Bruce D. Taber	Dated: July 14, 2009
Bruce D. Taber, Trustee

/s/ Henry W. Todd	Dated: July 14, 2009
Henry W. Todd, Trustee

/s/ Mark E. Swanson	Dated: July 14, 2009
Mark E. Swanson, Treasurer, in his capacity
as Principal Accounting Officer

/s/ James E. Ross	Dated: July 14, 2009
James E. Ross, President and Chief
Executive Officer